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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A dated June 6, 2002 of our report dated April 11, 2002, relating to the consolidated financial statements, which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3/A.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
June 6, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS